UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

Palmetto Bancshares, Inc. (Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265
Registrant's telephone number
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition

On July 23, 2014, Palmetto Bancshares, Inc. issued a news release announcing its results of operations for the three and six months ended June 30, 2014. A copy of the news release is attached hereto as Exhibit 99.1.

SECTION 7 – REGULATION FD

Item 7.01. Regulation FD Disclosure

On July 23, 2014, Palmetto Bancshares, Inc. mailed a letter to shareholders announcing the declaration of a quarterly cash dividend of $0.05 per share. A copy of the letter is attached hereto as Exhibit 99.2.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events

On July 23, 2014, Palmetto Bancshares, Inc. issued a news release announcing the declaration of a quarterly cash dividend of $0.05 per common share. The cash dividend is payable on August 18, 2014 to shareholders of record as of the close of business on August 4, 2014. A copy of the news release is attached hereto as Exhibit 99.3.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Item	Exhibit
99.1	News release dated July 23, 2014 announcing results of operations for Palmetto Bancshares, Inc. for the three and six months ended June 30, 2014.
99.2	Letter to shareholders dated July 23, 2014 announcing the declaration of a quarterly cash dividend.
99.3	News release dated July 23, 2014 announcing the declaration of a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Roy D. Jones

Roy D. Jones

Chief Financial Officer

Date: July 23, 2014